UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2012

PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

OREGON	000-30269	91-1761992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

224 Airport Parkway, Suite 400
San Jose, CA 95110
(408) 200-9200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement
On February 8, 2012, Pixelworks, Inc. (the “Company”) entered into an agreement (the “Standstill Agreement”) with Steven R. Becker (“Mr. Becker”), Matthew A. Drapkin (“Mr. Drapkin”), BC Advisors, LLC, a Texas limited liability company, Becker Drapkin Management, L.P., a Texas limited partnership, Becker Drapkin Partners (QP), L.P., a Texas limited partnership; Becker Drapkin Partners, L.P., a Texas limited partnership; BD Partners IV, L.P., a Texas limited partnership (collectively with Mr. Becker and Mr. Drapkin, the “Shareholder Group”), and Bradley J. Shisler (“Mr. Shisler”). The Standstill Agreement will result in Mr. Becker and Mr. Shisler becoming members of the Board of Directors of the Company (the “Board”).
Under the terms of the Standstill Agreement, (a) the Company has agreed on or before February 10, 2012 (i) to increase the size of the Board from six to a total of eight directors, (ii) to appoint Mr. Becker and Mr. Shisler as directors of the Board in Class II, (iii) to appoint Mr. Becker to the Compensation Committee of the Board, and (iv) to appoint Mr. Shisler to the Corporate Governance and Nominating Committee of the Board; (b) the Company has agreed to nominate Mr. Becker and Mr. Shisler for reelection to the Board as directors in Class II at the Company's 2012 annual meeting of shareholders; (c) the Shareholder Group and Mr. Shisler have agreed, at all shareholder meetings during the Standstill Period (as defined below), to cause all shares of the Company's common stock beneficially owned by the Shareholder Group and Mr. Shisler to be present for quorum purposes and to be voted in favor of all directors nominated by the Board for election and against any sale transaction not approved by a majority of the Board; and (d) the Shareholder Group and Mr. Shisler have agreed to abide by certain standstill provisions until the later of (1) 30 days after neither Mr. Becker nor Mr. Shisler serves as a member of the Board and (2) the second anniversary of the Standstill Agreement (or such earlier date upon the occurrence of certain events, as described in the Standstill Agreement) (the “Standstill Period”).
Under the terms of the Standstill Agreement, the Shareholder Group and Mr. Shisler have also agreed that (a) Mr. Becker and Mr. Shisler each irrevocably tenders his resignation as director effective as of the date that the beneficial ownership of the Shareholder Group and Mr. Shisler in the common stock of the Company, in the aggregate, falls below 5% of the outstanding common stock of the Company; and (b) Mr. Becker and Mr. Shisler each irrevocably tenders his resignation as director effective as of the date, if any, that the Shareholder Group or Mr. Shisler breach in any material respect any of their representations, warranties, commitments or obligations set forth in Sections 3A, 3B, 6(b), 7, 8, 9, 10, 11 or 16 of the Standstill Agreement (subject to certain cure periods, as described in the Standstill Agreement) and, in each case, the Board may accept either or both such resignations, in its sole discretion, by a majority vote (excluding Mr. Becker and Mr. Shisler).
The Shareholder Group further agreed to withdraw the letter delivered by them to the Secretary of the Company dated January 6, 2012.
Under the terms of the Standstill Agreement, the Company has also agreed that if either of Mr. Becker or Mr. Shisler is unable or unwilling to serve as a director for any reason, then the Company and the Shareholder Group shall agree on a replacement for such director(s).
The foregoing description of the Standstill Agreement is qualified in its entirety by reference to the full text of the Standstill Agreement which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 9, 2012, the Board approved an increase in the size of the Board from six to a total of eight directors, appointed Mr. Becker and Mr. Shisler as directors of the Board in Class II, appointed Mr. Becker to the Compensation Committee of the Board, and appointed Mr. Shisler to the Corporate Governance and Nominating Committee of the Board. Such appointments were effective as of February 9, 2012, and were made pursuant to the Standstill Agreement described in Item 1.01 of this report.
In connection with their appointments as directors under the Standstill Agreement, Mr. Becker and Mr. Shisler will receive the same compensation and be eligible for reimbursement of expenses on the same basis as the Company's other non-employee directors.

Neither Mr. Becker nor Mr. Shisler has been a participant in, or is to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Exchange Act.
Mr. Becker, age 45, has served since 2004 as Managing Partner and Founder of Becker Drapkin Management, L.P. (“BDM”) (previously known as Greenway Capital), a small-cap investment fund. Prior to founding BDM, Mr. Becker was a Partner at Special Situations Private Equity Fund (“Special Situations”), a New York-based asset manager. Prior to joining Special Situations, Mr. Becker worked at Bankers Trust Securities in distressed debt and leveraged equities research. Mr. Becker began his career at Manley Fuller Asset Management in New York as a small cap analyst. Mr. Becker currently serves on the boards of directors of Ruby Tuesday, Inc. (NYSE: RT), the operator of a chain of casual dining restaurants, Hot Topic, Inc. (NASDAQ: HOTT), a specialty clothing retailer and Strategic Diagnostics Inc. (NASDAQ: SDIX), a biotechnology company. Mr. Becker previously served on the board of directors of Plato Learning, Inc., a provider of education services and training. Mr. Becker holds a B.A. from Middlebury College and a J.D. from the University of Florida.
Mr. Shisler, age 41, currently serves on the board of directors of Navarre Corporation (NASDAQ: NAVR), a distributor and provider of complete logistics solutions for traditional and internet-based retail channels, and on the board of directors of RealManage Holdings, Inc., a community association management company. Mr. Shisler is also an employee of CPMG, Inc., an investment management company that facilitates the investment activities of its partners. CPMG's primary business is to invest and manage its capital in publicly traded securities and various private operating companies. Previously, Mr. Shisler served as a partner in Blue River Partners, L.L.C. from September 2007 until December 2008. Prior to that time, Mr. Shisler was a principal of Willis Stein & Partners, a Chicago-based private equity fund. While at Willis Stein, Mr. Shisler served on the boards of directors of Baker & Taylor Corporation, a leading national distributor of books, DVDs and music; CompuPay, Inc., a provider of outsourced payroll processing, tax filing and other related services; National Veterinary Associates, Inc., an owner and operator of 96 companion animal veterinary hospitals throughout the U.S.; and Ziff Davis Media Inc., an integrated media company focused on the technology and video game markets. Mr. Shisler has an M.B.A., with distinction, from the Kellogg School of Management at Northwestern University, as well as both a B.S. degree in chemical engineering and a B.A. degree in political science from Rice University.
Under the Company's Sixth Amended and Restated Articles of Incorporation, as amended, as a result of the increase in the size of the Board from six to a total of eight directors, the Board has been divided into three classes. Class I consists of two directors, Class II consists of three directors and Class III consists of three directors. Directors in all three classes will be elected at the Company's 2012 annual meeting of shareholders. At the Company's 2012 annual meeting of shareholders, the Class I directors will be elected to terms expiring at the Company's 2013 annual meeting of shareholders, the Class II directors will be elected to terms expiring at the Company's 2014 annual meeting of shareholders and the Class III directors will be elected to terms expiring at the Company's 2015 annual meeting of shareholders. At each annual meeting of shareholders after the 2012 annual meeting of shareholders, directors elected to succeed those directors whose terms expire at such annual meeting shall be elected to serve for three year terms and until their successors are elected and qualified, so that the term of one class of directors will expire each year.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

10.1
Agreement dated as of February 8, 2012, by and among Pixelworks, Inc., Steven R. Becker, Matthew A. Drapkin, BC Advisors, LLC, a Texas limited liability company, Becker Drapkin Management, L.P., a Texas limited partnership, Becker Drapkin Partners (QP), L.P., a Texas limited partnership; Becker Drapkin Partners, L.P., a Texas limited partnership; BD Partners IV, L.P., a Texas limited partnership, and Bradley Shisler.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIXELWORKS, INC.
(Registrant)

Dated:	February 10, 2012	/s/ Steven L. Moore
Steven L. Moore Vice President, Chief Financial Officer, Secretary and Treasurer